EXHIBIT 99.1
NEWS RELEASE

INVESTOR RELATIONS CONTACTS:
J. Eric Bjornholt -- CFO..... (480) 792-7804
Gordon W. Parnell -- Vice President of Business Development and Investor Relations.....(480) 792-7374

MICROCHIP TECHNOLOGY ANNOUNCES
FIRST QUARTER FISCAL YEAR 2013 FINANCIAL RESULTS AND COMPLETES SMSC ACQUISITION

▪	RECORD NET SALES OF 16-BIT MICROCONTROLLERS, 32-BIT MICROCONTROLLERS AND ANALOG PRODUCTS WHICH WERE SEQUENTIALLY UP 23.7%, 71.5% AND 9% RESPECTIVELY.

▪	GAAP NET SALES OF $352.1 MILLION, UP 3.9% SEQUENTIALLY

▪	NON-GAAP NET SALES OF $352.4 MILLION, UP 4.0% SEQUENTIALLY

▪	ON A GAAP BASIS: GROSS MARGIN OF 57.7%; OPERATING INCOME OF $96.3 MILLION; NET INCOME OF $78.7 MILLION; AND EPS OF 39 CENTS PER DILUTED SHARE. THERE WAS NO PUBLISHED FIRST CALL ESTIMATE FOR GAAP EPS.

▪
ON A NON-GAAP BASIS: GROSS MARGIN OF 59.0%; OPERATING INCOME OF $115.2 MILLION; NET INCOME OF $96.9 MILLION; AND EPS OF 48 CENTS PER DILUTED SHARE. THE FIRST CALL PUBLISHED ESTIMATE WAS 48 CENTS FOR NON-GAAP EPS.

▪	COMPLETED THE ACQUISITION OF SMSC ON AUGUST 2, 2012

CHANDLER, Arizona – August 2, 2012 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller, analog and Flash-IP solutions, today reported results for the three months ended June 30, 2012 as summarized in the following table:

(in millions, except earnings per diluted share and percentages)	Three Months Ended June 30, 2012
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$352.1		$352.4
Gross Margin	$203.1	57.7%	$207.7	59.0%
Operating Income	$96.3	27.4%	$115.2	32.7%
Other Expense including Gains/Losses on Equity Method Investment	($5.5)		($3.5)
Income Tax Expense	$12.2		$14.8
Net Income	$78.7	22.4%	$96.9	27.5%
Earnings per Diluted Share	39 cents		48 cents
1See the “Use of Non-GAAP Financial Measures” section of this release.

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology Reports
First Quarter Fiscal 2013
Financial Results

GAAP net sales for the first quarter of fiscal 2013 were $352.1 million, up 3.9% sequentially from net sales of $338.9 million in the immediately preceding quarter, and down 6.0% from net sales of $374.5 million in the prior year’s first fiscal quarter. GAAP net income for the first quarter of fiscal 2013 was $78.7 million, or 39 cents per diluted share, down 2.4% from GAAP net income of $80.6 million, or 39 cents per diluted share, in the immediately preceding quarter, and down 20.7% from GAAP net income of $99.3 million, or 49 cents per diluted share, in the prior year’s first fiscal quarter.

Non-GAAP net sales for the first quarter of fiscal 2013 were $352.4 million, up 4.0% sequentially from net sales of $338.9 million in the immediately preceding quarter, and down 5.9% from net sales of $374.5 million in the prior year’s first fiscal quarter. Non-GAAP net sales in the first quarter of fiscal 2013 were $0.3 million higher than GAAP net sales due to the sell-through of inventory held by distributors of Roving Networks at the date we acquired the company not being included in our GAAP results. Non-GAAP net income for the first quarter of fiscal 2013 was $96.9 million, or 48 cents per diluted share, up 2.7% from non-GAAP net income of $94.3 million, or 46 cents per diluted share, in the immediately preceding quarter, and down 13.0% from non-GAAP net income of $111.4 million, or 55 cents per diluted share, in the prior year’s first fiscal quarter. For the first quarters of fiscal 2013 and fiscal 2012, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, earn out adjustments and legal and other general and administrative expenses associated with acquisitions), and non-cash interest expense on our convertible debentures. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip also announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 35.1 cents per share. The quarterly dividend is payable on September 5, 2012 to stockholders of record on August 22, 2012.

“Our June quarter results were consistent with what we had guided during our last earnings call. The quarter started out strong, but the negative effects of Europe and weaker economic activity in the U.S. led us to finish the quarter slightly lower than the mid- point of our revenue guidance,” said Steve Sanghi, President and CEO. “Non-GAAP gross margins were up 85 basis points sequentially, leading to an improvement in operating profit, which was 32.7% of sales.”

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Microchip Technology Reports
First Quarter Fiscal 2013
Financial Results

Mr. Sanghi added, “We were pleased with the strong performance from our microcontroller and analog businesses where revenue from our strategic products of 8-bit, 16-bit and 32-bit microcontrollers and analog were up sequentially. Net sales on microcontrollers and analog were up sequentially 5.1% and 9%, respectively.”

Mr. Sanghi added, “We are excited to have closed the acquisition of SMSC today. Now we begin the next phase, which is integrating the two companies together to bring the combined power of these two innovative companies to the marketplace.”

“Our 16-bit business was up 23.7% sequentially in the June quarter, and up 18.6% from the year ago quarter, to achieve an all-time record,” said Ganesh Moorthy, Chief Operating Officer. “After a pause in the March quarter, our 32-bit business was up an outstanding 71.5% sequentially in the June quarter to achieve another new record. Both the 16-bit and 32-bit microcontroller businesses continue to benefit from the many demand creation actions we have taken as more customers who have selected the PIC® microcontroller platform have either commenced production or ramped their volumes. Our design-win momentum remains strong, and while we are not immune to macro business conditions, we continue to outgrow the secular growth patterns for these businesses.”

Eric Bjornholt, Microchip’s Chief Financial Officer, said, “Microchip’s inventory at June 30, 2012 was $221.5 million or 136 days, down 1 day from the prior quarter level. Inventory at distribution was flat sequentially at 31 days and is very low compared to historical levels. The inventory held on our balance sheet provides very short lead times and allows us to respond quickly to the needs of our customers.”

Mr. Sanghi concluded, “Our September quarter guidance includes SMSC from August 2 to September 30, 2012. Our economic assumptions are that the U.S. economic recovery has stalled, the Europe economic situation will continue to be challenged and China, which has been the engine of growth, is starting to slow down. Based on our analysis, we expect our net sales in the September quarter to be up from 17% to 22% sequentially. This guidance includes estimated non-GAAP net sales of $65 million to $70 million from SMSC products from August 2 to the end of the quarter.”

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Microchip Technology Reports
First Quarter Fiscal 2013
Financial Results

Microchip’s Recent Highlights:

•
The Company acquired SMSC on August 2, 2012 to expand Microchip’s smart mixed-signal connectivity solutions for embedded applications in markets such as automotive, industrial, computing, consumer and wireless audio.

•
In other acquisition news, Microchip acquired Roving Networks on April 19, 2012 to augment its wireless offerings with additional embedded Wi-Fi® capabilities and new Bluetooth® connectivity options for PIC® microcontrollers.

•
Microchip shipped 47,170 development systems during the quarter, demonstrating the continued strong interest in its products. The total cumulative number of development systems shipped now stands at 1,340,936.

•
The Company added two new products to its broad Analog portfolio.  The first was a next-generation energy-measurement analog front end, the MCP3911, which integrates two 24-bit, delta-sigma analog-to-digital converters with industry-leading accuracy, providing better performance for the expanding global energy-meter and monitoring markets, by accurately measuring from start-up to maximum current.  The second expanded Microchip’s portfolio of zero-drift operational amplifiers with the debut of the MCP6V11 and MCP6V31.  These ultra-high-performance devices offer very low quiescent current for the given bandwidth without sacrificing the optimal performance for portable applications in the consumer, industrial and medical markets.

•
As part of its ongoing efforts to make designing easier for customers, Microchip launched its Mobile Product Selector application for iPhone®, iPad® and Android™ smart phones and tablets, as well as a version of its Web site for mobile browsers.

•
Microchip’s 16th annual Worldwide MASTERs Conference will be held in Phoenix, from August 6-11. This conference is the premiere technical training event for embedded-control engineers. Similar events will once again be held throughout the year in other countries.

•
Microchip was selected as a winner of Arizona’s Most Admired Companies Awards, and received a similar honor in India, where it was named to the prestigious “Top 50 India’s Best Companies to Work For 2012” list. The Arizona recipients were chosen by a selection committee comprised of AZ Business Magazine’s editorial team and professionals from a wide range of industries. India’s Top 50 companies were chosen from the 580 who

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Microchip Technology Reports
First Quarter Fiscal 2013
Financial Results

participated in that country’s largest annual study on workplace culture, conducted by the Great Place to Work® Institute in partnership with The Economic Times.

Second Quarter Fiscal Year 2013 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Due to the closing of the SMSC acquisition just today, we are not able to provide GAAP guidance at this time, as the purchase accounting valuation adjustments related to the acquisition including acquired intangibles and inventory write-up as well as other acquisition-related charges are not known at this time. We are able to provide the following Non-GAAP guidance:

Microchip Guidance – Non-GAAP[1]
Net Sales	$412 to $430 million
Gross Margin[3]	58.5% to 59%
Operating Expenses[3]	28.5% to 29.5%
Other Income (Expense)	($5.4) million
Tax rate	13% to 14%
Net Income	$101.7 million to $105.7 million
Diluted Common Shares Outstanding[2]	205.3 million shares
Earnings per Diluted Share[2]	50 cents to 52 cents
1    See the “Use of Non-GAAP Financial Measures” section of this release.

[2]
Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis. The assumption of unvested equity grants of SMSC employees will add approximately 700,000 shares to the share count.

[3]	See Footnote 3 under the "Use of Non-GAAP Financial Measures" section of this release.

•
Excluding the SMSC acquisition, Microchip’s inventory days at September 30, 2012 are expected to be about flat from the June quarter. Our inventory position enables us to continue to service our customers with very short lead times while allowing us to control future capital expenditures. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Excluding the activities of SMSC, capital expenditures for the quarter ending September 30, 2012 are expected to be approximately $20 million. Capital expenditures for all of fiscal year 2013 are anticipated to be approximately $60 million. We are continuing to take actions to invest in the equipment needed to support the expected growth of our new products and technologies.

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Microchip Technology Reports
First Quarter Fiscal 2013
Financial Results

•	Excluding the activities of SMSC, we expect net cash generation during the September quarter of approximately $100 million to $110 million prior to the dividend payment and our acquisition activities.

[1]
Use of Non-GAAP Financial Measures: Our Non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, earn-out adjustments and legal and other general and administrative expenses associated with acquisitions), and non-cash interest expense on our convertible debentures, the related income tax implications of these items and nonrecurring tax events.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. The value of our equity securities varies in amount from period to period and is affected by fluctuations in the market prices of such securities that we cannot predict and are not within the control of management. The non-GAAP adjustments related to the impact of our acquisitions, nonrecurring tax events and a portion of our interest expense related to our convertible debentures are either non-cash expenses or non-recurring expenses related to such transactions. Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net, non-GAAP income tax/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted in the immediately preceding paragraph, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of its business. Specifically,

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Microchip Technology Reports
First Quarter Fiscal 2013
Financial Results

we do not consider such items when developing and monitoring our budgets and spending. As described above, the economic substance behind our decision to exclude such items relates either to these charges being non-cash in nature, or to the one-time nature of the events, or in the case of distributor inventory acquired in an acquisition being recognized as net sales for non-GAAP purposes on sell-through to provide comparability between periods for the results of the acquired company, or in the case of our equity securities, because such item is difficult to predict and not within the control of management. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading “Supplemental Financial Information”), and the repurchase or the issuance of stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the September 2012 quarter of $34.00 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

[3]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except share amounts)
(Unaudited)

	Three Months Ended June 30,
	2012	2011

Net sales	$352,134	374,507
Cost of sales	149,055	154,759
Gross profit	203,079	219,748

Operating expenses:
Research and development	48,826	45,298
Selling, general and administrative	57,920	57,590
	106,746	102,888

Operating income	96,333	116,860
Losses on equity method investments	(121)	(61)
Other expense, net	(5,348)	(2,973)

Income before income taxes	90,864	113,826
Income tax provision	12,154	14,533

Net income	$78,710	$99,293

Basic net income per common share	$0.41	$0.52
Diluted net income per common share	$0.39	$0.49

Basic common shares outstanding	193,452	190,112
Diluted common shares outstanding	203,700	204,567

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	June 30,	March 31,
	2012	2012
	(Unaudited)
Cash and short-term investments	$1,661,761	$1,459,009
Accounts receivable, net	174,685	170,201
Inventories	221,481	217,278
Other current assets	171,371	169,373
Total current assets	2,229,298	2,015,861

Property, plant & equipment, net	506,229	516,611
Long-term investments	159,476	328,586
Other assets	249,837	222,718

Total assets	$3,144,840	$3,083,776

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and other current liabilities	$139,196	$139,164
Deferred income on shipments to distributors	110,793	108,709
Total current liabilities	249,989	247,873

Convertible debentures	357,355	355,050
Long-term income tax payable	73,261	70,490
Deferred tax liability	416,980	411,368
Other long-term liabilities	29,265	8,322

Stockholders’ equity	2,017,990	1,990,673

Total liabilities and stockholders’ equity	$3,144,840	$3,083,776

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three Months Ended June 30,

	2012	2011
Net sales, as reported	$352,134	$374,507
Distributor revenue recognition adjustment	252	—
Non-GAAP net sales	$352,386	$374,507
RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended June 30,

	2012	2011
Gross profit, as reported	$203,079	$219,748
Distributor revenue recognition adjustment	131	—
Share-based compensation expense	1,310	1,399
Acquisition-related acquired inventory valuation costs and intangible asset amortization	3,218	1,709
Non-GAAP gross profit	$207,738	$222,856
Non-GAAP gross profit percentage	59.0%	59.5%
RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended June 30,

	2012	2011
Research and development expenses, as reported	$48,826	$45,298
Share-based compensation expense	(4,032)	(3,413)
Non-GAAP research and development expenses	$44,794	$41,885
Non-GAAP research and development expenses as a percentage of net sales	12.7%	11.2%
RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended June 30,

	2012	2011
Selling, general and administrative expenses, as reported	$57,920	$57,590
Share-based compensation expense	(4,644)	(4,212)
Acquisition-related intangible asset amortization and other costs	(5,515)	(1,550)
Non-GAAP selling, general and administrative expenses	$47,761	$51,828
Non-GAAP selling, general and administrative expenses as a percentage of net sales	13.6%	13.8%

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RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended June 30,

	2012	2011
Operating income, as reported	$96,333	$116,860
Distributor revenue recognition adjustment	131	—
Share-based compensation expense	9,986	9,024
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	8,733	3,259
Non-GAAP operating income	$115,183	$129,143
Non-GAAP operating income as a percentage of net sales	32.7%	34.5%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended June 30,

	2012	2011
Other expense, net, as reported	$(5,348)	$(2,973)
Convertible debt non-cash interest expense	1,975	1,805
Non-GAAP other expense, net	$(3,373)	$(1,168)
Non-GAAP other expense, net, as a percentage of net sales	(1.0)%	(0.3)%

RECONCILIATION OF GAAP INCOME TAX PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended June 30,

	2012	2011
Income tax provision, as reported	$12,154	$14,533
Income tax rate, as reported	13.4%	12.8%
Distributor revenue recognition adjustment	17	—
Share-based compensation expense	1,322	1,168
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	569	184
Convertible debt non-cash interest expense	741	677
Non-GAAP income tax provision	$14,803	$16,562
Non-GAAP income tax rate	13.3%	12.9%

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RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER SHARE
TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE

	Three Months Ended June 30,

	2012	2011
Net income, as reported	$78,710	$99,293
Distributor revenue recognition adjustment, net of tax effect	114	—
Share-based compensation expense, net of tax effect	8,664	7,856
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	8,164	3,075
Convertible debt non-cash interest expense, net of tax effect	1,234	1,128
Non-GAAP net income	$96,886	$111,352
Non-GAAP net income as a percentage of net sales	27.5%	29.7%

Diluted net income per share, as reported	$0.39	$0.49
Non-GAAP diluted net income per share	$0.48	$0.55
Diluted common shares outstanding Non-GAAP	203,284	203,985

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Microchip Technology Reports
First Quarter Fiscal 2013
Financial Results

Microchip will host a conference call today, August 2, 2012 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until August 9, 2012.
A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time)
August 2, 2012 and will remain available until 8:00 p.m. (Eastern Time) on August 9, 2012. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 1621409.
Cautionary Statement:

The statements in this release relating to bringing the combined power of these two innovative companies to the marketplace, our 16- and 32-bit microcontroller businesses continuing to benefit from the demand creation actions we have taken, our design win momentum remaining strong, continuing to outgrow the secular growth patterns for these businesses, inventory allowing us to respond quickly to customer needs, that the U.S. recovery has stalled, that the Europe economic situation will continue to be challenged, China’s slowing growth, expecting net sales in the September 2012 quarter to be up from 17% to 22% sequentially, expecting approximately $65 million to $70 million in Non-GAAP sales from SMSC, continued strong interest in our products, our first quarter fiscal 2013 guidance (Non-GAAP) including net sales, gross margin, operating expenses, other income (expense), tax rate, net income, diluted common shares outstanding, earnings per diluted share, share count, inventory levels, capital expenditures for the September quarter and for fiscal 2013, inventory position enabling us to service our customers with very short lead times while allowing us to control future capital expenditures, expected growth of our new products and technologies and net cash generation are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the continued economic uncertainty or any unexpected fluctuations or further weakness in the U.S. and global economies, changes in demand or market acceptance of our products (including our SMSC products and our licensed technology) and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; our ability to realize the expected benefits of our SMSC acquisition; the impact of any other significant acquisitions that we may make; costs and outcome of any current or future tax audit or any litigation involving

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Microchip Technology Reports
First Quarter Fiscal 2013
Financial Results

intellectual property, customers or other issues; our actual average stock price in the September 2012 quarter and the impact such price will have on our share count; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10‑Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 2, 2012 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, MPLAB, dsPIC and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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